DENTSPLY SIRONA INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN Approved by the Board on April 9, 2024 Table of Contents SECTION 1 Purpose and Term 1 1.1 Purpose 1 1.2 Term of the Plan 1 SECTION 2 Definitions 1 2.1 Definitions 1 2.2 Construction 3 SECTION 3 Eligibility and Participation 4 3.1 Eligibility 4 3.2 Participation 4 3.3 Termination of Employment or Loss of Eligibility 4 3.4 Hardship Withdrawal from the Plan 4 3.5 Voluntary Withdrawal from the Plan 4 SECTION 4 Payroll Deductions and Participant Accounts 5 4.1 Payroll Deductions 5 4.2 Participant Accounts 5 SECTION 5 Grant of Purchase Right 5 5.1 General 5 5.2 Term of Purchase Right 5 5.3 Number of Shares of Common Stock Subject to a Purchase Right 5 5.4 Limitation under Code Section 423(b)(8) 6 5.5 No Assignment 6 5.6 Rights As Stockholder and Employee 6 5.7 Notices 6 SECTION 6 Exercise of Purchase Right 6 6.1 Exercise of Purchase Right 6

ii 6.2 Oversubscription 6 6.3 Delivery of Common Stock 7 6.4 Tax Withholding 7 6.5 Expiration of Purchase Right 7 6.6 Reports to Participants 7 6.7 Notification of Sale of Shares of Common Stock 7 6.8 Clawback/Recoupment Policy 7 SECTION 7 Common Stock Subject to the Plan 7 7.1 Common Stock Subject to the Plan 7 7.2 Legends 7 7.3 Securities Laws 8 SECTION 8 Recapitalization, Reorganization and Change in Control 8 8.1 Adjustments for Changes in Common Stock 8 8.2 Change in Control 8 SECTION 9 Plan Administration 8 9.1 Administration by the Committee 8 9.2 Equal Rights 8 9.3 Policies and Procedures Established by the Company 9 9.4 Non-Code Section 423 Component for Participation Outside of the United States 9 SECTION 10 Code Section 409A Tax Qualification 9 10.1 Code Section 409A 9 10.2 Tax Qualification 9 10.3 Stockholder Approval 9

iii SECTION 11 Indemnification 10 SECTION 12 Plan Amendment or Termination; Miscellaneous 10 12.1 Termination 10 12.2 Amendment 10 12.3 Death 10 12.4 Transferability 10 12.5 Use of Funds 10 12.6 Severability 10 12.7 Governing Law and Jurisdiction 11 12.8 Headings 11

1 DENTSPLY SIRONA INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN SECTION 1 PURPOSE AND TERM 1.1 Purpose. The purpose of the DENTSPLY SIRONA Inc. Amended and Restated Employee Common Stock Purchase Plan (the “Plan”) is to afford Eligible Employees an opportunity to obtain a proprietary interest in the continued growth and prosperity of DENTSPLY SIRONA Inc. (the “Company”) through ownership of its shares of Common Stock. The Company intends for the Plan to have two components: a component that is intended to qualify as an “employee stock purchase plan” under Code Section 423 (the “Code Section 423 Component”), and a component that is not intended to qualify as an “employee stock purchase plan” under Code Section 423 (the “Non-Code Section 423 Component”). The provisions of the Code Section 423 Component shall be construed so as to extend and limit participation in a uniform and non-discriminatory basis consistent with the requirements of Code Section 423. A Purchase Right to purchase shares of Common Stock under the Non-Code Section 423 Component shall be effectuated via separate Offerings under one or more sub-plans of the Non-Code Section 423 Component of the Plan for Employees of Participating Affiliates in countries outside of the United States in order to achieve tax, employment, securities law or other purposes and objectives, and to conform the terms of the sub-plans with the laws and requirements of such countries. Except as otherwise provided herein or in the applicable sub-plan, the Non-Code Section 423 Component of the Plan shall be operated and administered in the same manner as the Code Section 423 Component. 1.2 Term of the Plan. Unless sooner terminated pursuant to Section 12, the Plan shall continue in effect until the date on which all of the shares of Common Stock authorized for issuance under the Plan have been issued. SECTION 2 DEFINITIONS 2.1 Definitions. Any term not expressly defined in the Plan shall have the same definition as set forth in Code Section 423. Whenever the following words and phrases are used in the Plan, they shall have the respective meanings set forth below: (a) “Act” means the Securities Exchange Act of 1934, as amended from time to time. (b) “Affiliate” means each of the following: (i) any Subsidiary; (ii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that is directly or indirectly controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company; (iii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) that directly or indirectly controls fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (iv) any other entity in which the Company or any of its Affiliates has a material equity interest and that is designated as an “Affiliate” by resolution of the Board. (c) “Administrator” means each individual designated by the Company to receive Enrollment Agreements, withdrawal notices and other communications from Eligible Employees. The Administrator shall also include any third-party vendor hired by the Company to assist with the day-to-day operation and administration of the Plan. (d) “Board” means the Board of Directors of the Company. (e) “Change in Control” means “Change in Control” as defined in the DENTSPLY SIRONA Inc. 2024 Omnibus Incentive Plan, as amended and restated, or any successor plan that the Company may establish. (f) “Code” means, the United States Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder. (g) “Code Section 423 Component” means those Offerings under the Plan that are intended to meet the requirements of Code Section 423(b). (h) “Committee” means the Human Resources Committee of the Board, or another committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board as described in Section 9. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

2 (i) “Common Stock” means the common stock, $0.01 par value per share, of the Company. (j) “Company” means DENTSPLY SIRONA Inc., and any successor thereto. (k) “Compensation” means, with respect to each payroll period in any Offering Period, the actual wages or salary paid to a Participant for services actually rendered at the Participant's base rate of pay prior to any salary reductions, along with overtime, holiday pay and paid time-off, but excluding any other amounts of pay, such as living or other allowances, and incentive compensation of any kind, including annual and long-term bonuses. (l) “Eligible Employee” means an individual who, on the Offering Date, is an Employee of the Company, a Participating Company or a Participating Affiliate (but only to the extent applicable with respect to the Non-Code Section 423 Component), excluding any individual: (i) who, immediately after any rights under this Plan are granted, owns (directly or through attribution) shares of Common Stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, a parent corporation, or a Subsidiary (each, as determined under Code Section 423(b)(3)); and (ii) who has not satisfied a service requirement of at least two (2) years or such shorter period designated by the Committee consistent with Code Section 423(b)(4)(A); provided however, that the limitation contained in this clause (ii) shall only apply to the extent the Committee expressly provides for such limitation, and then, such limitation shall only apply to such Offering Period. Notwithstanding anything herein to the contrary, under the terms of any Offering, the Committee expressly may exclude from participation Employees who are not customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year. The Committee also may exclude from participation under the terms of any Offering Employees who are “highly compensated employees” (within the meaning of Section 414(q) of the Code) or a sub-set of such highly compensated employees with compensation above a certain level or who are officers or subject to the disclosure requirements of section 16(a) of the Act, provided the exclusion is applied in an identical manner to all highly compensated employees of every corporation whose employees are granted Options under the Plan or Offering and otherwise to the extent and in the manner permitted under Section 423 of the Code. For purposes of clause (i) above, the rules of Code Section 424(d) with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock, which an Employee may purchase or otherwise acquire under outstanding options or other forms of equity compensation awards granted by the Company, shall be treated as stock owned by the Employee. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Participating Company and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). (m) “Employee” means a person treated as an employee of the Company or a Participating Company for purposes of the Code Section 423 Component of the Plan or, for Participating Affiliates offering participation in the Non-Code Section 423 Component of the Plan, persons treated as an employee of a Participating Affiliate as determined under local laws, rules and regulations and specified in the applicable sub-plan. For purposes of this Plan, a Participant shall cease to be an Employee either upon an actual termination of employment or upon the company employing the employee ceasing to be a Participating Company or a Participating Affiliate, as applicable. For purposes of the Plan, an individual shall not cease to be an Employee while such individual is on any military leave, sick leave, statutory leave (as determined under local law) or other bona fide leave of absence approved by the Company, and, with respect to the Code Section 423 Component of the Plan, any such determination shall be made in a manner consistent with the requirements of Treasury Regulation Section 1.421-1(h)(2). The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's participation in or other rights, if any, under the Plan as of the time of the Company's determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination. (n) “Enrollment Agreement” means an agreement in such written or electronic form as specified by the Company, stating an Employee's election to participate in the Plan and authorizing payroll deductions or such other form of contribution as may be permitted under the Plan (or any sub-plan established pursuant to Section 9.4) from the Employee's Compensation. (o) “Enrollment Period” means, unless otherwise specified by the Committee, the period commencing on the first day of the month preceding each Offering Period, and ending on the 15th of the month preceding each Offering Period.

3 (p) “Fair Market Value” means, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, (1) if the Common Stock is traded, listed or otherwise reported or quoted on a Stock Exchange, the last sales price reported for the Common Stock on the Purchase Date or other applicable date as reported on such Stock Exchange; or (2) if the Common Stock is not traded, listed or otherwise reported or quoted on a Stock Exchange, such amount as determined by the Committee in good faith in its sole discretion. For purposes of the grant of any Purchase Right, the applicable date shall be the Trading Day on which the Purchase Right is granted, or if such grant date is not a Trading Day, the Trading Day immediately prior to the date on which the Purchase Right is granted. (q) “Non-Code Section 423 Component” means those Offerings under the Plan that are not intended to meet the requirements of Code Section 423(b). (r) “Offering” means the Company's grant of a Purchase Right as described in Section 5. (s) “Offering Date” means the first Trading Day of each Offering Period. (t) “Offering Period” means the consecutive six (6) month period commencing each January 1 and July 1, or such other period or start and end dates as may be established by the Committee in its sole discretion (subject to a maximum Offering Period of twenty seven (27) months). (u) “Participant” means an Eligible Employee who has elected to participate in the Plan by submitting an Enrollment Agreement as provided in Section 3.2. (v) “Participating Affiliate” means any Affiliate designated by the Committee, in its sole and absolute discretion, as a company that may offer participation in the Non-Code Section 423 Component of the Plan to its Eligible Employees pursuant to Section 9.4 of the Plan. The Committee shall have the sole and absolute discretion to determine from time to time when and if an Affiliate shall be classified as a Participating Affiliate. (w) “Participating Company” means any Subsidiary designated by the Committee, in its sole and absolute discretion, as a company that may offer participation in the Code Section 423 Component of the Plan to its Eligible Employees. The Committee shall have the sole and absolute discretion to determine from time to time when and if a Subsidiary shall be classified as a Participating Company. (x) “Plan” means the DENTSPLY SIRONA Inc. Employee Common Stock Purchase Plan, which includes both the Code Section 423 Component and the Non-Code Section 423 Component, as amended from time to time. (y) “Purchase Date” means the last Trading Day of each Offering Period. (z) “Purchase Price” means the price at which a share of Common Stock may be purchased under the Plan, as established from time to time by the Committee subject to the following. In any Offering Period, the “Purchase Price” shall be not be less than the lesser of (i) 85% (or such greater percentage as designated by the Committee) of the Fair Market Value of a share of Common Stock on the Offering Date or (ii) 85% (or such greater percentage as designated by the Committee) of the Fair Market Value of a share of Common Stock on the Purchase Date, provided that the Purchase Price shall not be less than the par value of the shares of Common Stock. (aa) “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase shares of Common Stock as provided in Section 5 and otherwise in accordance with the Plan and Offering. (bb) “Stock Exchange” means the principal national securities exchange in the United States on which the Common Stock is listed for trading, or, if the Common Stock is not listed for trading on a national securities exchange, such other recognized trading market or quotation system upon which the largest number of shares of Common Stock has been traded in the aggregate during the last 20 days before the first or last day of an Offering Period, as applicable. (cc) “Subsidiary” means a present or future subsidiary corporation of the Company within the meaning of Code Section 424(f). (dd) “Trading Day” means a day on which the Stock Exchange is open for trading. 2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include

4 the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise. SECTION 3 ELIGIBILITY AND PARTICIPATION 3.1 Eligibility. An Employee may elect to participate in the Plan as of the first Offering Date on which such person becomes an Eligible Employee by complying with the enrollment procedures set forth in Section 3.2. 3.2 Participation. (a) An Eligible Employee shall become a Participant in an Offering by submitting a properly completed Enrollment Agreement to the Administrator. The Company shall establish enrollment procedures for the submission of such Enrollment Agreements to the Administrator using written and/or electronic election forms and shall communicate such procedures to all Eligible Employees. An Eligible Employee who does not timely submit a properly completed Enrollment Agreement to the Administrator during the Enrollment Period for an Offering Period shall not participate in the Plan for that Offering Period but shall be eligible to elect to participate in the Plan for any subsequent Offering Period by timely submitting a properly completed Enrollment Agreement to the Administrator during the Enrollment Period for any future Offering Period. (b) A Participant may deliver to the Administrator a new Enrollment Agreement for each Offering Period in accordance with the procedures established in this Section and Section 4. (c) Subject to the limitation set forth in Section 5.3, a Participant who (i) has elected to participate in the Plan pursuant to Subsection (a) for an Offering Period, and (ii) takes no action to change or revoke such election (in accordance with such procedures as established by the Company) as of the first day of the next following Offering Period, shall be deemed to have made the same election to participate in the Plan, including the same payroll deduction authorization, for each subsequent Offering Period. A Participant who is automatically enrolled in the Plan for an Offering Period pursuant to the preceding sentence shall not be required to deliver an additional Enrollment Agreement to the Administrator for the subsequent Offering Period. 3.3 Termination of Employment or Loss of Eligibility. (a) In the event that the employment of a Participant is terminated prior to a Purchase Date, for any reason, including retirement, disability or death, or in the event a Participant is no longer an Eligible Employee, the Participant's participation in the Plan shall terminate immediately and, thereupon, automatically and without any further act on his or her part, such Participant's payroll deduction authorization shall terminate. Payroll deductions credited to the Participant's Plan account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant's death, to the Participant's legal representative. Interest shall not be paid on payroll deductions returned unless otherwise required under applicable law. Further, all of the Participant's rights under the Plan shall terminate. (b) A Participant whose participation in the Plan has been terminated may become eligible to participate in the Plan for any subsequent Offering Period by again satisfying the requirements of Sections 3.1 and 3.2. 3.4 Hardship Withdrawal from the Plan. If a Participant makes a hardship withdrawal from any plan with a cash or deferred arrangement qualified under Section 401(k) of the Code which is sponsored, or participated in, by the Company or Affiliate, unless otherwise determined by the Committee with respect to any Offering, such Participant shall be automatically prohibited from making or electing to make payroll deductions under the Plan for a six (6) month period commencing on the date of the hardship withdrawal. Payroll deductions credited to the Participant's Plan account since the last Purchase Date shall, as soon as practicable, be returned to the Participant and shall not be applied to the purchase of shares of Common Stock in any Offering under the Plan. After the expiration of such six (6) month period, the Participant may re-enroll in the Plan for any subsequent Offering Period by again satisfying the requirements of Sections 3.1 and 3.2. 3.5 Voluntary Withdrawal from the Plan. A Participant may withdraw from the Plan at any time and receive a refund of all payroll deductions credited to his or her Plan account that have not been applied toward the purchase of shares of Common Stock by submitting a withdrawal election to the Administrator in accordance with such procedures as established by the Company, provided such withdrawal election is submitted to the Administrator no later than the tenth (10th) day of the month prior to the month in which the applicable Purchase Date falls (or at such other time established by the Administrator). The payroll deductions of a Participant who has withdrawn from the Plan shall be returned to the Participant as soon as practicable after the withdrawal and may not be applied to the purchase of shares of Common Stock in any other Offering under the Plan. A Participant who withdraws from the Plan shall be prohibited from resuming

5 participation in the Plan for the same Offering Period, but may participate in any subsequent Offering Period by satisfying Sections 3.1 and 3.2. The Company may from time to time establish or change limitations on the frequency of withdrawals permitted under this Section, establish a minimum amount that must be retained in the Participant's Plan account, or terminate the withdrawal right provided by this Section. SECTION 4 PAYROLL DEDUCTIONS AND PARTICIPANT ACCOUNTS 4.1 Payroll Deductions. (a) Shares of Common Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from a Participant's Compensation accumulated during the Offering Period for which such Purchase Right was granted. (b) An Eligible Employee who elects to enroll in the Plan as a Participant shall designate in the Enrollment Agreement a whole percentage from one percent (1%) to fifty percent (50%) of his or her Compensation to be deducted each pay period during the Offering Period and credited under the Plan for his or her notional account. Notwithstanding the foregoing, the Committee may change the limits on payroll deductions effective as of any future Offering Date, including by increasing or decreasing such limits. To the extent permitted by the Committee with respect to any Offering, a Participant may state such deduction as a flat dollar amount, subject to such limits. (c) Payroll deductions shall commence on the first pay day following the Offering Date and shall continue to be deducted each pay day through the end of the Offering Period, unless as otherwise provided herein. (d) Interest shall not be paid on a Participant's payroll deductions credited under the Plan. (e) A Participant may not increase, but may elect to decrease the rate of payroll deductions once during an Offering Period by submitting an amended Enrollment Agreement authorizing such change to the Administrator no later than the tenth (10th) day of the month prior to the month in which the applicable Purchase Date falls (or at such other time established by the Administrator) in accordance with such procedures established by the Company, and such change shall become effective as soon as reasonably practicable. A Participant who elects to decrease the rate of his or her payroll deductions to zero percent (0%) shall remain a Participant in the Plan for the Offering Period unless such Participant elects to withdraw from the Plan pursuant to Section 3. (f) The Company may suspend a Participant's payroll deductions under the Plan as the Company deems advisable pursuant to the limitation described in Section 5.3. If the Company suspends a Participant's payroll deductions under this provision, the Participant may participate in future Offering Periods by satisfying the requirements of Sections 3.1 and 3.2. (g) The provisions of this Section 4.1 shall not apply to Participants in countries outside of the United States where payroll deductions are prohibited under local law. Such individuals shall be permitted to make payment under Section 6.1 through such other form(s) of contribution which may be permitted under local law and which are specified under the applicable sub-plan. 4.2 Participant Accounts. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions or other amounts contributed to the Plan by or on behalf of a Participant shall be credited to such Participant's Plan notional account and shall be deposited with the general funds of the Company. All payroll deductions or other amounts credited to the Plan by or on behalf of a Participant may be used by the Company for any corporate purpose. SECTION 5 GRANT OF PURCHASE RIGHT 5.1 General. On each Offering Date, the Company shall grant to each Participant a Purchase Right under the Plan to purchase shares of Common Stock. Each Purchase Right shall be treated as an option for purposes of Code Section 423. 5.2 Term of Purchase Right. Each Purchase Right shall have a term equal to the length of the Offering Period to which the Purchase Right relates. 5.3 Number of Shares of Common Stock Subject to a Purchase Right. (a) On the Offering Date of each Offering Period, each Participant shall be granted a Purchase Right to purchase on the Purchase Date for such Offering Period (at the applicable Purchase Price) up to a maximum number of shares of

6 Common Stock determined by dividing such Participant's payroll deductions or contributions accumulated prior to such Purchase Date by the applicable Purchase Price; provided, however, that in no event will a Participant be permitted to purchase more than One Thousand (1,000) shares of Common Stock, subject to adjustment pursuant to Section 8, during any Offering Period. The purchase of shares of Common Stock pursuant to the Purchase Right shall occur as provided in Section 6, unless the Participant has withdrawn pursuant to Section 3. Each Purchase Right shall expire on the last day of the Offering Period. (b) In connection with each Offering Period made under the Plan, the Committee may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering Period. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering Period would exceed any such maximum aggregate number, then, in the absence of any Committee action otherwise, a pro rata (based on each Participant’s accumulated payroll deductions for such Offering Period) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable. 5.4 Limitation under Code Section 423(b)(8). Notwithstanding any provision in this Plan to the contrary, no Participant shall be granted a Purchase Right (or such portion of a Purchase Right, as applicable) under the Code Section 423 Component of the Plan to the extent that it permits his or her right to purchase shares of Common Stock under the Plan to accrue at a rate which, when aggregated with such Participant's rights to purchase shares under all other employee stock purchase plans of the Company, any parent, and its Subsidiaries intended to meet the requirements of Code Section 423, exceeds Twenty-Five Thousand U.S. Dollars ($25,000) in Fair Market Value of Common Stock determined at the time the option is granted (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. Any payroll deductions in excess of the amount specified in the foregoing sentence shall be returned to the Participant as soon as administratively practicable. 5.5 No Assignment. A Purchase Right granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by a Participant of a Purchase Right or any rights granted under the Plan. 5.6 Rights As Stockholder and Employee. With respect to shares of Common Stock subject to an Offering, a Participant shall not be deemed to be a stockholder and shall not have any rights or privileges of a stockholder by virtue of the Participant's participation in the Plan until such Purchase Right has been exercised and the Company either has issued a stock certificate for such shares, transferred the shares electronically or made a book entry in favor of the Participant representing such shares. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 8.1. Nothing herein shall confer upon a Participant any right to continue in the employ of the Company, a Participating Company or a Participating Affiliate, or interfere in any way with any right of the Company, a Participating Company or a Participating Affiliate to terminate the Participant's employment at any time, except as otherwise provided under applicable law. 5.7 Notices. All notices or other communications by a Participant to the Board, the Committee and/or Company under or in connection with the Plan shall be deemed to have been duly given when received by the Administrator. SECTION 6 EXERCISE OF PURCHASE RIGHT 6.1 Exercise of Purchase Right. The Purchase Right for each Participant automatically shall be exercised on each Purchase Date and such Participant automatically shall acquire the number of whole shares of Common Stock determined by dividing (i) the total amount of the Participant's payroll deductions accumulated in his or her Plan account during the Offering Period, by (ii) the Purchase Price, to the extent the issuance of Common Stock to such Participant upon such exercise is lawful. However, in no event shall the number of shares of Common Stock purchased by the Participant during an Offering Period exceed the number of shares of Common Stock subject to the Participant's Purchase Right, as determined under Section 5.3 above. No fractional shares of Common Stock shall be issued on the exercise of a Purchase Right. Any cash balance remaining in a Participant's Plan account following any Purchase Date shall be refunded, without interest, to the Participant as soon as practicable after such Offering Period ends; provided however, that any amounts attributable to any fractional shares of Common Stock that were not purchased on the Purchase Date shall be carried over to the next Offering Period as notional fractional shares to be aggregated with other notional fractional shares on future Purchase Dates, unless the Participant has elected to withdraw from the Plan in accordance with Section 3.4. Notwithstanding the foregoing, the Committee may establish alternative means for treating amounts remaining in Participant Accounts following any Purchase Date to the extent consistent with applicable law. 6.2 Oversubscription. In the event, with respect to any Offering hereunder, that the number of shares of Common Stock that might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of

7 Common Stock available in the Plan as provided in Section 7.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded. 6.3 Delivery of Common Stock. As soon as practicable after each Purchase Date, the Company shall arrange for the delivery of the shares of Common Stock acquired by the Participant on such Purchase Date via either (a) the issuance of stock certificates, (b) the transfer of such shares electronically to a broker that holds such shares in street name for the benefit of the Participant or the Company, or (c) the making of a book entry in favor of the Participant representing such shares. Shares of Common Stock to be delivered to a Participant under the Plan shall be registered and/or recorded in the name of the Participant. 6.4 Tax Withholding. At the time a Participant's Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Common Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state, local and non-U.S. tax withholding obligations of the Company, a Participating Company or a Participating Affiliate that arise upon exercise of the Purchase Right or upon such disposition of shares, if any, in accordance with such procedures and withholding methods as may be established by the Company. The Company, a Participating Company or a Participating Affiliate may, but shall not be obligated to, withhold from any compensation or other amounts payable to the Participant the amount necessary to meet such withholding obligations. 6.5 Expiration of Purchase Right. Any portion of a Participant's Purchase Right remaining unexercised at the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of such Offering Period. 6.6 Reports to Participants. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant's Plan account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares of Common Stock purchased, the Purchase Price for such shares of Common Stock, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded to the Participant pursuant to Section 6.1. The report may be delivered in such form and by such means, including by electronic transmission, as the Company may determine. 6.7 Notification of Sale of Shares of Common Stock. Each Participant shall give the Company and/or the Administrator prompt notice of any disposition of Common Stock acquired pursuant to the Purchase Rights granted under the Plan in accordance with such procedures as may be established by the Company. The Company may require that until such time as a Participant disposes of shares of Common Stock acquired pursuant to Purchase Rights granted under the Plan, the Participant shall hold all such shares of Common Stock in the Participant's name and with a third- party broker/administrator designated by the Company until the lapse of any time period(s) established by the Company. The Company may direct that the certificates evidencing shares of Common Stock acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition. 6.8 Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all shares of Common Stock acquired pursuant to the Plan shall be and remain subject to any incentive compensation claw back or recoupment policy currently in effect or as may be adopted by the Board and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant. SECTION 7 COMMON STOCK SUBJECT TO THE PLAN 7.1 Common Stock Subject to the Plan. The maximum aggregate number of shares of Common Stock that may be issued under the Plan shall be 1,000,000, subject to adjustment in accordance with Section 8. For the sake of clarity, the aggregate share limitation set forth herein may be used to satisfy the purchase of shares of Common Stock under either the Code Section 423 Component of the Plan or the Non-Code Section 423 Component of the Plan. Shares of Common Stock issued under the Plan may consist of authorized but unissued shares, reacquired shares (treasury shares), or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Common Stock allocable to the unexercised portion of such Purchase Right shall again be available for issuance under the Plan. 7.2 Legends. The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Common Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section.

8 7.3 Securities Laws. The Company shall not be obligated to issue any Common Stock pursuant to any offering under the Plan at any time when the offer, issuance, or sale of shares covered by such Offering (i) has not been registered under the Securities Act of 1933, as amended, or does not comply with such other federal, state or non-U.S. laws, rules or regulations, or the requirements of any stock exchange upon which the Common Stock may then be listed, as the Company or the Board deems applicable, and (ii) in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations, or requirements available for the offer, issuance, and sale of such shares of Common Stock. Further, all stock acquired pursuant to the Plan shall be subject to the Company's policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time. The issuance of shares of Common Stock under the Plan shall be subject to compliance with all applicable requirements of federal, state or non-U.S. law with respect to such securities. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares of Common Stock under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Common Stock as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company. SECTION 8 RECAPITALIZATION, REORGANIZATION AND CHANGE IN CONTROL 8.1 Adjustments for Changes in Common Stock. In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Committee, in its sole discretion, in the aggregate number of shares of Common Stock reserved for issuance under the Plan and each Purchase Right and in the kind and number of securities subject to, and the Purchase Price of, any Purchase Rights under the Plan. Any fractional share resulting from an adjustment pursuant to this Section 8.1 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. Such other equitable substitutions or adjustments shall be made as may be determined by the Committee, in its sole discretion. The adjustments determined by the Committee pursuant to this Section 8.1 shall be final, binding and conclusive. “Change in Capitalization” means any (1) merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (2) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, Common Stock, or other property), share split, reverse share split, subdivision or consolidation, (3) combination or exchange of shares, or (4) other change in corporate structure, which, in any such case, the Committee determines, in its sole discretion, affects the Common Stock such that an adjustment is appropriate. 8.2 Change in Control. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Company”), may assume the Company's rights and obligations under the Plan. If the Acquiring Company elects not to assume the Company's rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change in Control specified by the Committee, but the number of shares of Common Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights that are neither assumed by the Acquiring Company in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. SECTION 9 PLAN ADMINISTRATION 9.1 Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan, any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Committee and shall be final and binding upon all persons having an interest in the Plan or the Purchase Right. Subject to the provisions of the Plan, the Committee shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all Participants granted Purchase Rights pursuant to the Code Section 423 Component of the Plan shall have the same rights and privileges within the meaning of Code Section 423(b)(5). The Committee may assign any of its administrative tasks set forth herein to the Company, except that the Committee may not delegate the task of designating Participating Companies under the Code Section 423 Component of the Plan or Participating Affiliates under the Non-Code Section 423 Component of the Plan, or its authority to make adjustments pursuant to Section 8.1. All expenses incurred in connection with the administration of the Plan shall be paid by the Company. 9.2 Equal Rights. Notwithstanding any provision of the Plan to the contrary, and in accordance with Section 423 of the Code, Eligible Employees who are granted options under the Code Section 423 Component of the Plan shall have the same rights and privileges.

9 9.3 Policies and Procedures Established by the Company. The Company may, from time to time, consistent with the Plan and the requirements of Code Section 423, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its sole discretion, for the proper administration of the Code Section 423 Component of the Plan, including, without limitation, (i) a minimum payroll deduction amount required for participation in an Offering, (ii) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (iii) an exchange ratio applicable to amounts withheld in a currency other than United States dollars, (iv) a supplemental payment or payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company's delay or mistake in processing an Enrollment Agreement or in otherwise effecting a Participant's election under the Plan or as advisable to comply with the requirements of Code Section 423, and (v) a determination of the date and manner by which the Fair Market Value of a share of Common Stock is determined for purposes of administration of the Plan. Similarly, the Company may, from time to time, establish, change or terminate rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its sole discretion, for the proper administration of the Non-Code Section 423 Component of the Plan. 9.4 Non-Code Section 423 Component for Participation Outside of the United States. The Committee may, in its sole discretion, establish sub-plans under the Non-Code Section 423 Component of the Plan which do not satisfy the requirements of Code Section 423 for purposes of effectuating the participation of Eligible Employees employed by a Participating Affiliate located in countries outside of the United States. For purposes of the foregoing, the Committee may establish one or more sub-plans to: (a) amend or vary the terms of the Non-Code Section 423 Component of the Plan in order to conform such terms with the laws, rules and regulations of each country outside of the United States where the Participating Affiliate is located; (b) amend or vary the terms of the Non-Code Section 423 Component of the Plan in each country where the Participating Affiliate is located as it considers necessary or desirable to take into account or to mitigate or reduce the burden of taxation and social insurance contributions for Participants or the Participating Affiliate, or (c) amend or vary the terms of the Non-Code Section 423 Component of the Plan in each country outside of the United States where the Participating Affiliate is located as it considers necessary or desirable to meet the goals and objectives of the Non-Code Section 423 Component of the Plan. Each sub-plan established pursuant to this Section 9.4 shall be reflected in a written appendix to the Non-Code Section 423 Component of the Plan for each Participating Affiliate in such country, and shall be treated as being separate and independent from Code Section 423 Component of the Plan; provided, the total number of shares of Common Stock authorized to be issued under the Plan shall include any shares of Common Stock issued under the Non-Code Section 423 Component of the Plan (including each sub-plan). To the extent permitted under applicable law, the Committee may delegate its authority and responsibilities under this Section 9.4 to an appropriate sub-committee consisting of one or more officers of the Company. SECTION 10 CODE SECTION 409A TAX QUALIFICATION 10.1 Code Section 409A. Purchase Rights granted under the Plan are exempt from the application of Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that a Purchase Right granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause a Purchase Right under the Plan to be subject to Code Section 409A, the Committee may amend the terms of the Plan and/or of an outstanding Purchase Right granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding Purchase Rights that may be granted under the Plan from or to allow any such Purchase Rights to comply with Code Section 409A, but only to the extent any such amendments or action by the Committee would not violate Code Section 409A. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the Purchase Right under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Committee with respect thereto. The Company makes no representation that the right to purchase shares of Common Stock under the Plan is compliant with Code Section 409A. 10.2 Tax Qualification. Although the Company may endeavor to (i) qualify a Purchase Right for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Code Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participant’s under the Plan. 10.3 Stockholder Approval. The Plan shall be effective on the date it is adopted by the Board, subject to the Plan obtaining shareholder approval in accordance with this Section 10.3. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

10 SECTION 11 INDEMNIFICATION In addition to such other rights of indemnification as they may have as members of the Committee or officers or employees of the Company, a Participating Company or a Participating Affiliate, members of the Committee and any officers or employees of the Company, a Participating Company or a Participating Affiliate to whom authority to act for the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same. SECTION 12 PLAN AMENDMENT OR TERMINATION; MISCELLANEOUS 12.1 Termination. The Committee may at any time terminate the Plan, except that such termination shall not affect Purchase Rights previously granted under the Plan. 12.2 Amendment. The Committee may make such modification or amendment to the Plan as it shall deem advisable; provided, however, that no amendment may materially adversely affect a Purchase Right previously granted under the Plan (except to the extent permitted by the Plan or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Code Section 423 or to obtain qualification or registration of the shares of Common Stock under applicable federal, state or non-U.S. securities laws). An amendment must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if (i) such amendment would authorize the sale of more shares than are authorized for issuance under the Plan or (ii) would change the definition of the corporations or companies that may be designated by the Committee as Participating Companies or Participating Affiliates. In the event that the Committee approves an amendment to increase the number of shares of Common Stock authorized for issuance under the Plan, the Committee, in its sole discretion, may specify that any such additional shares of Common Stock may only be issued pursuant to Purchase Rights granted after the date on which the stockholders of the Company approve such amendment, and such designation by the Committee shall not be deemed to have adversely affected any Purchase Right granted prior to the date on which the stockholders approve the amendment. 12.3 Death. Unless otherwise provided in an Enrollment Form or procedures established by the Administrator from time to time, in the event of the Participant’s death, any accumulated payroll deductions and other contributions not used to purchase shares of Common Stock shall be paid to and any shares of Common Stock credited to the deceased Participant's brokerage or Plan account shall be transferred to Participant’s heirs or estate as soon as reasonably practicable following the Participant’s death in accordance with applicable law. 12.4 Transferability. Payroll deductions, contributions credited to a Participant’s account and any rights with regard to the purchase of shares of Common Stock pursuant to a Purchase Right or to receive shares of Common Stock under the Plan may not be assigned, alienated, pledged, attached, sold or otherwise disposed of in any way (other than by will and the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 3. 12.5 Use of Funds. All payroll deductions or contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or contributions except as may be required by applicable local law, as determined by the Administrator, and if so required by the laws of a particular jurisdiction, shall apply to all Participants in the relevant Offering except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f). Until shares of Common Stock are issued, Participants shall only have the rights of an unsecured creditor, although Participants in specified Offerings may have additional rights where required under local law, as determined by the Administrator. 12.6 Severability. If any particular provision of this Plan is found to be invalid or otherwise unenforceable, such determination shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision were omitted.

11 12.7 Governing Law and Jurisdiction. Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of federal law, this Plan shall be construed in accordance with the laws of Delaware, without giving effect to the conflict of laws principles thereof. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to) this Plan shall be exclusively in the courts in the State of Delaware, including the U.S. federal courts located therein (should federal jurisdiction exist). 12.8 Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan. *****************************

Exhibit A Participating Companies and Affiliates Participating Company/Affiliate Country Nature of Offering - Code Section 423 Component or Non-Code Section 423 Component